UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2005

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) (1) On May 16, 2005, AmerisourceBergen Corporation (the “Registrant”) issued a news release announcing that Michael D. DiCandilo was elected by the Registrant’s Board of Directors as Executive Vice President and Chief Financial Officer of the Registrant. Mr. DiCandilo previously served as the Registrant’s Senior Vice President and Chief Financial Officer. The date of Mr. DiCandilo’s election as Executive Vice President and Chief Financial Officer of the Registrant was May 12, 2006. A copy of the news release is filed as Exhibit 99.1 to this report (the “News Release”) and incorporated herein by reference.

(2) The biographical information about Mr. DiCandilo that is set forth in the News Release and under the heading “Executive Officers of the Registrant” in Part I of the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004 is incorporated herein by reference.

(3) The information about Mr. DiCandilo’s employment agreement that is set forth under the heading “Agreements with Employees” in the Registrant’s definitive proxy statement, as filed with the Securities and Exchange Commission on January 27, 2005, is incorporated herein by reference. A copy of Mr. DiCandilo’s employment agreement is filed as Exhibit 10.30 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1     News Release dated May 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: May 16, 2005	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President and Chief Financial Officer